UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2007

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2007, Central Garden & Pet Company (the “Company”) issued a press release announcing that Glenn Novotny is stepping down from his position as President and Chief Executive Officer of the Company, and has resigned from the Board of Directors of the Company, both effective October 21, 2007, and that William Brown will serve as Chief Executive Officer commencing October 21, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Brown has been Chairman of the Board of the Company since 1980. From 1980 to June 2003, Mr. Brown also served as Chief Executive Officer of the Company. The information about Mr. Brown required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K are included in the Company’s Proxy Statement for the 2007 Annual Meeting of Stockholders, which was filed on January 3, 2007 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

99.1	Press Release dated October 22, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ WILLIAM E. BROWN
William E. Brown
Chairman and Chief Executive Officer

Dated: October 24, 2007

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